Exhibit 99.2

Final Transcript

Conference Call Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

Event Date/Time: Feb. 01. 2005 / 5:00PM ET
Event Duration: N/A

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SFNT — Q4 2004 SafeNet Earnings Conference Call

CORPORATE PARTICIPANTS

Tony Caputo
SafeNet — Chairman & CEO

Carole Argo
SafeNet — President & COO

Ken Mueller
SafeNet — CFO

CONFERENCE CALL PARTICIPANTS

Jonathan Ruykhaver
Raymond James & Associates — Analyst

Phil Winslow
Credit Suisse First Boston — Analyst

Michael Tieu
Southwest Securities, Inc. — Analyst

Erik Suppiger
Pacific Growth Equities — Analyst

Matt Robison
FerrisBaker Watts, Inc. — Analyst

Joe Craigen
Needham & Company — Analyst

Sean Jackson
Avondale Partners — Analyst

Chris Russ
Wachovia Securities — Analyst

Craig Nankervis
First Analysis Securities — Analyst

Jacob Gold
Gold Venture Group — Analyst

David Schneider
Hoover Investment Management — Analyst

PRESENTATION

Operator

     Good day ladies and gentlemen and welcome to the fourth quarter 2004 SafeNet earnings conference call. My name is Megan [ph] and I will be your coordinator for today. At this time, all participants are in listen-only mode. WE will be facilitating a question-and-answer session towards the end of today’s conference.

(OPERATOR INSTRUCTIONS).

I would now like to turn the presentation over to your host for today’s conference, Mr. Ken Mueller, SafeNet’s Chief Financial Officer. Please proceed sir.

Ken Mueller - SafeNet — CFO

     Good afternoon. Before we begin our call, I’d like to advise you that various remarks will be made about future expectations, plans, and prospects for the Company consisting of forward-looking statements for purposes of Safe Harbor Provision under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including those discussed in the Company’s Form 10-K for the year ended December 31, 2003.

Now I’ll turn the call over to Tony Caputo, our CEO.

Tony Caputo - SafeNet — Chairman & CEO

     Thanks Ken, and thank you all for joining us today. With Ken and I is Carole Argo, SafeNet’s President, and today we’d like to review SafeNet’s 2004 performance, discuss operational and financial highlights for the fourth quarter and the full year, and then look forward to 2005, which we see shaping up as a terrific year for both growth and profitability at SafeNet. Then finally we’ll take your questions at the conclusion of our presentations.

The financial report, which we released earlier this afternoon, describes the Company’s growth in revenue and earnings during 2004, which was quite simply a great year at SafeNet. Some of the highlights are revenue, which more than tripled due to the Rainbow combination and our internal growth initiatives to more than $200 million. Our earnings per share, which grew by 43 percent to $1.36, and operating profit as a percentage of revenue, which was at 22 percent for the full year.

Let me briefly recap some other SafeNet accomplishments this year. During the first 3 quarters of the year, we worked very

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SFNT — Q4 2004 SafeNet Earnings Conference Call

efficiently at completing the Rainbow integration by remaining focused on our business goals and objectives. The integration was completed on time and on budget, and most importantly financial results are in line with the guidance we gave when the transaction closed the beginning of this year.

Now at year end, we have also made significant progress in running our new and larger business much more efficiently. For example, Rainbow business lines that were doing well prior to the merger continue to grow and contribute strong profitability. In fact, our Top Secret encryption business, located in Torrance, California again set a new revenue record in the fourth quarter.

We have also achieved the turnaround of those Rainbow business lines that weren’t performing at our target levels prior to the merger. Here we focused on the digital rights management and IT USB token-authentication businesses, each of which recorded double-digit growth in 2004.

At the same time, we looked at SafeNet’s core business, and in areas where earlier in the year we had less than stellar execution, we have now returned those to healthy growth as witnessed by the strong growth and profitability delivered in Q3 and in Q4.

Also in Q4 we closed the Datakey acquisition and can say at this time that we have fully integrated the engineering, marketing, and sales functions of that company into SafeNet, preparing us for a very exciting new product launch, which will take place in the next few weeks.

We have also made a great deal of progress in adding necessary infrastructure improvements and processes so that we can comply with SOX-404 and continue to run our business with both good governance and efficiency.

Finally in regard to 2004, we see that our fourth quarter results showed a trend towards increasing strength, which we expect to continue in 2005 as the Rainbow integration is now in the past leaving our staff free to continue fine tuning and accelerating our business growth.

Highlights of the fourth quarter are that we delivered strong sequential revenue growth compared to our already strong third quarter results, record earnings per share of $0.44, which exceeded the prior best results recorded in the fourth quarter of ’03 by 38 percent, and operating profits that were at 26 percent of revenue. As you’ll hear later from Ken, our forecast for ’05 growth is strong with reported revenue expected to grow at an estimated 30 percent year-over-year. Also, gross profit, operating margins, and EPS will grow strongly in 2005.

We expect 2005 will be a strong year for SafeNet for several key reasons. First, because we are in growth markets, including government, authentication tokens, and digital-rights management. Second, because we have either a number 1 or a number 2 market share in each of our markets. And most importantly, because our competitive position is rapidly improving, thus allowing us to continue leading in our current market segments, as well as to enter new segments.

I could talk about our improving competitive positioning since it is a key element of our strategy for continued growth in 2005. Our strategy is that first of all, in our effort to improve competitive position, we looked for continued strong performance in our existing business lines, and we expect to achieve good continued performance. But what we also see into the future as very exciting are the new business opportunities available to us because of the powerful combination of products and solutions achieved by employing traditional SafeNet products with those of the various acquisitions we have made in recent years.

One of the great outcomes of our acquisition strategy is the benefit of visiting new and existing customers and hearing what their needs are. We have made a total of 7 acquisitions now, and as part of each one we talk to customers to verify that our product roadmap is correct, and then work to determine what they think our next steps need to be. For example, we knew at the time we bought Cylink that high-speed backbone networks would continue to require increased security. Customer interaction soon taught us that there was an unfilled need for high-speed encryption designed to work on fiber-optic networks.

During 2004, we successfully developed and introduced the family of SONET encryptors, which work on those fiber-optic networks and deliver industry-leading performance at speeds of to 10 gigabits per second. We were then able to follow by announcing important customer wins in the government and financial sectors. As a result of this focused execution and successful new product in this segment, we are pleased to report that the business which we originally inherited from Cylink has now experienced strong double-digit growth in each of the 2 years since that acquisition.

Further, looking forward we believe that our success in the high-speed backbone market segment over the last 2 years has led us to other similar opportunities. Therefore, in 2005 we will not only benefit from a full year of SONET product availability, but also from additional products including a very high-speed VPN product, which will be introduced during the year, thus driving additional growth. We expect this high-speed product family to be very attractive to customers in both large enterprise and government segments and to be a growth driver in 2005.

Turning to our Government market, we continue to be a very active player in the U.S. Government’s cryptographic modernization program. Several important events took place since our last conference call. First, we received another substantial order this time valued at $7 million. Despite the fact that the crypto-modernization program is still not expected to begin ramping production volumes until later this year, we now have

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SFNT — Q4 2004 SafeNet Earnings Conference Call

received in total nearly $25 million of orders from the cryptographic modernization program.

Second, our first cryptographic-mod program product has been successfully developed, will soon enter the customer certification program, and we expect it to be certified in Q3 of this year. Additionally, other product models are also under development for this program.

And then finally, some interesting new news, because of our acknowledged expertise in this area, several major commercial companies have expressed interest in partnering with us on new aspects of this program. While it’s too early to convey partner names or any specifics pending transactions, we think these opportunities are sufficiently important to advise you that through one or more of these partnering arrangements it is now possible that we may reach a broader portion of this program than we originally expected.

During ’04, we also organized ourselves into business areas within the Company to maximize resources and focus. To date, we have rights-management, OEM, and with the acquisition of Datakey we announced an identity-management focus. Having had more time now to examine how the Datakey products mesh with SafeNet’s, we believe we are poised to take ownership of an entirely new space, which we are calling borderless security, and of which identity management is only one part. So we will be renaming our business unit as the Borderless Security Business Unit.

And let me describe to you what borderless means. We know that a growing number of users of corporation information reside outside the traditional network perimeter. In fact, in some cases there are more users outside than inside when you consider employees, partners, customers, and suppliers. This business reality, along with growing regulatory issues and a complex security thread environment leads enterprises to undertake multi-product integrations in order to achieve the required level of protection while maintaining a sense of usability.

SafeNet’s new borderless security solution is designed specifically to seemlessly address these important issues We have a unique fusion of authentication, authorization which includes single sign-on and confidentiality that virtually erases the constraints of traditional network borders while being transparent to the user. This combination greatly reduces administrative complexity and more importantly increases security. We have tested this new solution with several large lead customers in our finance, pharmaceutical, and government market segments, as well as with leading industry analysts and have received an extremely favorable response.

Therefore, we will launch our borderless security solution with a marketing campaign beginning at the RSA Show in San Francisco this month. And we would urge you to watch for more news to come.

Our focus on digital-rights management has led to this business growing for the first time in 3 years. While our growth rate in 2004 was in double digits, we believe we can accelerate even faster. To reach that goal, we’ll be doing 2 things. One, we’ll continue to concentrate on competing more effectively in our primary market segment where we protect expensive software products from piracy. And then second, we’ll also derive significant revenue in 2005 from expansion into other available markets, such as protection of lower-priced consumer software. This is a relatively untouched market where most of the huge $29 billion in software piracy problem exists today. In this segment, we feel we can utilize our proven expertise in delivering products which are both secure and inexpensive in order to achieve major inroads.

We are pleased to inform you today that this strategy has begun to pay off as we have just closed a multi-million dollar 3-year contract in this market segment. Since Carole Argo was closely involved in securing this contract, she will share more of those details with you in a few moments.

But before I turn the call over to Carole, let me summarize by saying that while we have been concentrating on products and markets, we have also remained engaged in building a solid foundation for the Company to support continued growth in the future. And one of our key initiatives in that area has been to increase the predictability of revenue, and we are making very good progress toward that goal. Today, over 60 percent of quarterly target revenue is highly visible at the beginning of each quarter. And while we are pleased with that increased predictability, which we now enjoy, our goal is to continue this increase. As you will hear, we are having success in this area through subscription-based licensing, increased royalty revenue, and through signing accounts that we refer to as rainmaker accounts.

Here’s Carole to provide more detail.

Carole Argo - SafeNet — President & COO

     Thank you Tony. We made great strides in rolling out strong product solutions, which integrate products and technologies from all our acquisitions. We measure our success by the adoption of our solutions by customers. We have also focused our Company by winning larger deals over multiple years, which we refer to as rainmaker deals. As Tony mentioned, this is a key focus of SafeNet, which allows us to meet higher revenue targets and provide greater revenue predictability.

Let me highlight a few of our important customer wins. In our rights-management division, we continue to make strides this quarter with several important wins. Today, as Tony mentioned we issued a release about our new relationship with Tally. Tally is our largest provider of accounting and inventory-management software in India. This deal represents our continued expansion into the

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SFNT — Q4 2004 SafeNet Earnings Conference Call

broader consumer market software meaning software at low price points. It really is one of the first deals of its kind in the consumer market. The way to tackle piracy in this segment is by turning a piracy problem into a revenue-generating opportunity for our customers. That is, they need to be able to license their products in more creative ways while still protecting themselves. Our Tally deal is the first rainmaker deal for our rights-management team, and an excellent job by Indian sales team. Tally is structured over a 3-year period and is a multi-million dollar deal.

Also in APAC Seneca Software is the leading provider of asset and maintenance-management software. They also have an existing license of management customer of SafeNet. They recently upgraded their existing license during the quarter to our new platform. And what we’ve done is we have moved them to an annual subscription model, another way of moving business to subscription base to provide predictability.

We continue to expand in our core markets in the rights-management area, that’s the CAD-CAM vertical, and recent technology to a customer of ours this past quarter we won from a major competitor. Not only are they now buying our hardware fees, but they are also licensed management customer, again the first significant customer of ours to move to royalty-based pricing model.

In the OEM business, we signed another large IP deal with a large U.S. semiconductor company that is using SafeNet for networking and constant infection IP license for the next generation NPU, which will have built-in hardware security. Not only have they licensed our IP, they have purchased development licenses for our toolkit enabling us to sell toolkits and software to their customers. This deal is the combination of a large licensing fee, continuing maintenance, and royalties. Again, another example we take our own SafeNet technology, leverage our toolkit business acquired from SSH to create a more complete offering to our customers.

Our Federal vertical remains strong. We rolled out identity-management solutions, which is principally a biometric reader in ID management to the Department of State in the past quarter. We deployed 35,000 additional smart cards to them, and will continue with an enterprise-wide deployment for both domestic and international locations with this rollout continuing in 2005.

We have another large agency, a long-time SafeNet customer who purchased new ATM cryptors procuring the network. They already have deployed 1,500 frame encryptors along with our IT identification tokens. They also use our Crypto-Swift acceleration cards, which came from our Rainbow acquisition and Luna hardware security module which came from Crystalis [ph]. This demonstrates a great example of cross-selling opportunities within existing enterprise customers.

We have talked to you in the past about a large SONET encryptor order we received representing a multi-million dollar program, which will be deployed over multiple years. We have successfully deployed the first phase of this rollout. We are in the midst of user training and plan to roll out additional sites in 2005. This customer represents our largest new rainmaker deal in 2004. The SONEL encryptor product is an innovative market leader and has terrific traction in the market. We have seen success in this market in the financial vertical also. As an example would be Fifth Third Bank, which we reiterated since today’s earnings release.

Moving to the financial-services sector, we had a major Japanese bank order an initial 7,000 authentication tokens for employees to access key corporate data. We expect this rollout to continue through 2005. We feel we can gain additional footprint at this account, which is also a displacement from a competitor.

The Bank of Punjab in India has increased its investment in SafeNet’s high assurance IP tech gateways as they are now expanding their branch network. They have initially rolled out in excess of 100 new gateways to date, and plan on rolling out additional locations in 2005.

We are working currently on completing a very, very large transaction for a major financial account to provide our PKI solution over banking networks. We have won the first phase of this project, and we anticipate a rollout of our product amounting to several millions of dollars annually over multiple years. We expect this one to be one of our largest rainmaker deals in 2005.

At SafeNet, we historically have very strong security product solutions. Our efforts starting in 2004 and even more pronounced in 2005 are to leverage our strong products with an equally strong sales and marketing organization. Looking internally given the current size and reach of SafeNet, and to take full advantage of cross selling our products and solutions, while moving to a global sales organization. Previously sales operated within our division, we feel that a separate global sales organization is the most effective approach in generating our revenue targets.

Additionally, we see that building a strong distribution channel will be a strong asset to SafeNet and key to immediately leveraging revenues on new product offerings developed internally or acquired through business acquisitions.

Yesterday we announced the appointment of Steve Lesem, Senior Vice President of Worldwide Sales. Steve is a very senior sales executive with global experience in selling solutions. He has a strong background in various channel programs and integrating sales organizations through acquisitions. He will build upon our success today. We have also strengthened our marketing management in both our enterprise and rights-management divisions by hiring new VPs of Marketing, as well as strengthening our marketing leadership in APAC.

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SFNT — Q4 2004 SafeNet Earnings Conference Call

In summary, let me restate, key emphasis in 2005 is to continue to build a very strong pipeline of significant dollar value deals delivered over long-term periods with business models that provide greater predictability on future revenues. Each quarter, a large deal pipeline grows, and more importantly we’re closing these sales.

Now I’ll turn this over to Ken to review our financials.

Ken Mueller - SafeNet — CFO

     Okay, well thanks Carole. Q4 was the third quarter of consistent execution after the Rainbow acquisition, resulting in the team delivering revenue of $63.8 million, within guidance and an adjusted EPS of $0.44, also within guidance.

I’d like to mention that our historical GAAP results are available in our most recent press release, which is posted on our website. I am going to highlight the adjusted results now, which are what we use to measure the business. A reconciliation of adjusted results to GAAP is also available in the press release.

Okay, let’s start with revenue. Revenue for Q4 increased 240 percent to $63.8 million from $18.7 million for the fourth quarter of ’03, within our guidance. For the year, revenue increased 205 percent to $201.6 million from $66 million for the year ending December 31, 2003.

On a proforma basis, which assumes that Rainbow and SafeNet were combined for the entire period, revenues increased 18 percent in Q4 and 18 percent for the entire year. This excludes certain discontinued businesses from ’03 that we have previously discussed on calls.

Now I’d like to turn to the different businesses and give you some flavor of what’s going on there. In our Enterprise business, Q4 grew sequentially 7 percent, and for the year Enterprise is up 225 percent. On a proforma basis, excluding discontinued businesses, Enterprise is up over 20 percent for the year.

The embedded business for Q4 grew sequentially 8 percent, and for the year, embedded is up 160 percent. On a proforma basis, excluding discontinued business, the embedded business is up over 17 percent for the year.

A couple of other additional business breakdowns; overall in Q4 60 percent of our business was U.S. Federal Government, and from a regional perspective 82 percent was domestic and 18 percent was international for Q4. And on a full-year basis 77 percent of our revenue was domestic and 23 percent was international. So this compares to less than 10 percent of international revenue in ’03. So international revenue has gone up quite a bit, more than doubling, and we want to continue to drive up our international revenue as percent of total.

As we indicated in our previous calls, our product mix will vary from quarter to quarter. This quarter, historic SafeNet business products continued to be strong as they were in Q3. In Q4 they were up 45 percent over Q4 of last year and 20 percent year-over-year. This quarter, historic Rainbow business was up 9 percent over Q4 of last year and 17 percent for the year.

Turning now to earnings, our earnings for Q4 were $0.44 versus $0.32 in Q4 of ’03. Our range was $0.41 to $0.45, so this was at the high end of the range. For the year, our EPS is $1.36 per share versus $0.95 for ’03. Our guidance was $1.30 to $1.40, so also on the upper end. Proforma earnings for Q4 we increased 23 percent, or $2 million from Q4 of ’03. For the year, earnings increased 46 percent.

A couple of other key financial metrics are gross margins. Gross margins were 56.9 percent for Q4 and 56.4 percent for the entire year. This is above the 54.9 percent we had in Q3 again based on product mix. We believe that the annual ’05 adjusted gross margins should now be approximately 56 percent as we picked up slightly where we were in mid-year, and we think that we’ve picked up some good gains there.

And in operating expenses in Q4, excluding adjustments to related acquisitions, we had $19.9 million of expense, of approximately 31 percent of revenue, again within our guidance from last quarter. The breakdown of expense would be 10 percent for R&D, 14 percent sales and marketing, 7 percent of G&A.

From a headcount perspective, SafeNet had 783 employees worldwide at the end of the year. That included the Datakey people that we picked up in Q4. We believe from a year-end perspective in ’05, we should be approximately 825 people, less than a 5 percent increase for the year. We don’t intend on adding many people. If we add any, it’s really going to be more in the sales engine of sales that have already gone through. We really want to continue to build that engine.

Integration costs are going to be above our original $22 to $24 million largely due to branding of the new Company, which we increased in Q4 and also the Datakey acquisition.

From a cash perspective, we generated about $5 million of adjusted operating cash flow in Q4. That would have been higher except accounts receivable also increased in Q4, and I’ll cover that increase in a minute. But to give you an idea of the ins and outs of cash, we closed the quarter with $168 million in cash and short-term investments. This is down from $178 million at the end of September. The $10 million change is as follows; $5 million positive from operations; $5 million positive from option exercises; minus $8 million from Datakey, the purchase; minus $8 million from integration costs; and minus $4 million from payout of restricted cash. These were escrow payments we have for SSH And Crystalis acquisitions, and that down ten.

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Final Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

DSO results for the fourth quarter were 81 days. Now, that’s up from 66 days last quarter, but that’s largely because we had an order which we had booked in Q3 and was scheduled to be shipped in Q4. We didn’t ship that large order until the last week of December due to product availability. And therefore, our DSOs went up. We still target and believe that on average our DSOs will be about 60 days, and that we should see a drop in that in the first half of ’05.

Now, let’s take a look at ’05. Let me just read first though that now moving on to forward-looking statements, I’d like to now discuss our guidance for the first quarter of ’05. I want to reiterate that these statements are based on our current expectations of the combined companies. Our earnings guidance is adjusted and does not include certain acquisition costs. These statements are forward-looking and actual results may differ materially. A description of adjustments and guidance on a GAAP available on our press release, which I mentioned earlier.

So our first quarter guidance is between $57 and $61 million of revenue, and $0.30 to $0.34 for adjusted EPS. We’ve raised our full-year guidance from our call last time to $255 to $275 million of revenue. Our adjusted EPS for the year guidance is $1.55 to $1.65. For the full year, we anticipate revenue for ’05 will grow approximately 30 percent over SafeNet’s reported external ’04 numbers.

From a seasonality perspective the first half of the year revenue will be approximately 45 percent, which is consistent with ’04. We also believe our adjusted operating margins will be in the low 20s. Again, we think we’ll continue to have some leverage there as we get better synergies on cross selling, and get revenue over time as well as continue to maintain low additional cost increases.

From an EPS perspective, the first half of the year will represent approximately 40 percent of the full-year EPS. This is due to the larger amount of revenue you typically incur in Q3 and Q4. Therefore, you have EPS in the first half of the year because our expenses are relatively consistent each quarter.

Starting in Q1 on our Q1 call, we’re going to provide more color on revenue by splitting out revenue into 4 or 5 categories, first is the enterprise and embedded split. And we’ll bring everybody up to date more on what that will be as the call happens next time. But I think that will help. Some people have asked for a little bit more color if we could break out some of the revenue categories. We now have a very, very complete product line and have several areas that we really are focused on. So we’re going to start to do that this year to give people more color.

So at this time, I’d like to turn it back over to Tony for some concluding remarks.

Tony Caputo - SafeNet — Chairman & CEO

     Thanks Ken. Ladies and gentlemen, we think that this quarter that just was completed obviously had excellent financial results. The third consecutive quarter in a row since the Rainbow transaction that we have delivered consecutive results, and the management team and the staff here are really excited about 2005. And what we’d like to do now really is take your questions and see if we can answer them for you. So I’d like to ask our operator to rejoin us at this time to see if we have questions.

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SFNT — Q4 2004 SafeNet Earnings Conference Call

QUESTION AND ANSWER

Operator

     Thank you sir. (OPERATOR INSTRUCTIONS). Jonathan Ruykhaver, Raymond James & Associates.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     Hi guys. I think I missed this. Can you comment again on the core SafeNet business sequentially in the quarter, how it grew?

Ken Mueller - SafeNet — CFO

     If you look year-over-year for the quarter, it was up 45 percent over Q4 last year.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

And sequentially?

Ken Mueller - SafeNet — CFO

     It was up sequentially as well.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

Okay, can you comment on what drove the sequential decline in license revenues?

Ken Mueller - SafeNet — CFO

The sequential decline in license revenues —

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     It wasn’t down all that much but it was pretty flat sequentially.

Ken Mueller - SafeNet — CFO

     It’s been pretty flat. I was just going to say I didn’t think it was really down. You’re talking about the —

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     The licensing and the royalty revenues.

Ken Mueller - SafeNet — CFO

     The licensing and royalty was relatively flat. We just had some minor swings in there. Our royalties again basically are flat. License was down just a little bit over last quarter.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     What’s going on with the TI deal? I think last quarter, that business was pretty flat as well, and TI did cite that they saw pretty strong growth in their PG handset business driven by o-map [ph] chips. Is anything changing in your order flow with that company?

Ken Mueller - SafeNet — CFO

     No I think we’ve just discussed that in a lot of cases, we’ve sold up-front because they’re paying us as they’re being produced. There’s a little bit of a lag time where we’re being sold. But there’s a base of product that they’re selling each quarter, but we haven’t seen it completely pick up more than what the average has been on the number of units.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     Okay.

Ken Mueller - SafeNet — CFO

     So while it’s going up, it still is just about the same increase each quarter. And so as it started last quarter, as you said, it’s just consistently the same.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

Okay, and can you disclose what Cisco was as percent of revenues?

Ken Mueller - SafeNet — CFO

     It’s under 5 percent.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     Under 5 percent, oh okay. And I guess just lastly, the equivalent gross margins, can you comment specifically on what in the product mix drove that up, especially given the fact that the license and OEM business has been relatively flat.

Ken Mueller - SafeNet — CFO

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Final Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

     Right, it’s mostly Jonathan from the fact that the Top Secret business was less of a percent of the total because our other government business was even that much stronger. So that Top Secret business didn’t go down, it’s just that we had less of a mix. If you remember, to be clear that government business was based on cost plus accounting, which means that you have all of the costs into the gross margin. So gross margin for that business is 25 percent and the rest of our businesses are closer to 75 or 80, therefore, when the product mix is less in the Top Secret, you’re going to have a higher gross margin.

Tony Caputo - SafeNet — Chairman & CEO

     So Jonathan, this is Tony, when you hear that the core SafeNet business was up very strongly, that would translate into gross margin pickup.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     Right, right, okay, all right great, and I guess just quickly the Microtronics [ph] backlog, I think it’s been running about 6 months. And I know you’ve got that production contract with the Air Force now. Is that backlog of contracted business growing at this point beyond that 6 months?

Ken Mueller - SafeNet — CFO

     I guess certainly because of that contract it grows. I mean certainly you can’t deliver all that product that quarter, but yes definitely the backlog is growing.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     And so is there anything else related to design wins with any other agencies that you can comment on?

Tony Caputo - SafeNet — Chairman & CEO

In the Government business?

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     Yes, the crypto-modernization opportunity.

Tony Caputo - SafeNet — Chairman & CEO

     Well, the third point that I alluded to Jonathan, the new interest from commercial customers is likely to lead to announcements of new important design wins related to cryptographic modernization.

Jonathan Ruykhaver - Raymond James & Associates — Analyst

     Okay, okay great, thanks.

Operator

     Phil Winslow, Credit Suisse First Boston.

Phil Winslow - Credit Suisse First Boston — Analyst

     Hi, good afternoon guys, great quarter. Just want to focus on a couple of things, one is on your outlook for ’05 from a gross margin standpoint. One of the things you just commented on was the mix of Top Secret versus nongovernment of your business helping out with the gross margins this quarter. When you start to look at ’05, I think you commented that you were expecting sort of full-year around 56. So are you expecting sort of a similar contribution from the Top Secret side, or how do you sort of see that mix playing out?

Ken Mueller - SafeNet — CFO

     We think the mix will be very similar and might actually be a little bit less on the Top Secret. So we might have a little bit of upside there. But at this point, 56 looks like a good average. It varies by quarter.

Phil Winslow - Credit Suisse First Boston — Analyst

     Great, now as far as the pickup on the toolkit side, can you maybe comment on that and see if you’re seeing any change there as far as continued uptake of that?

Carole Argo - SafeNet — President & COO

     Well, as I mentioned in our call we signed a significant IP deal with a major semiconductor company in the fourth quarter. And signing not just licensing our intellectual property for our cryption and our constant inspection technology, but also licensing toolkits to do that. And we did — I didn’t mention it in the highlights, but we have had a number of toolkit sales that we had in the fourth quarter have increased over what we did in the fourth quarter.

Phil Winslow - Credit Suisse First Boston — Analyst

     Okay, great. Thanks guys.

Operator

     Michael Tieu, Southwest Securities, Inc.

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Final Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

Michael Tieu - Southwest Securities, Inc. — Analyst

     Yes, good afternoon. Congratulations on a solid quarter.

Carole Argo - SafeNet — President & COO

     Thank you.

Michael Tieu - Southwest Securities, Inc. — Analyst

     Just a little bit more on the guidance for first in Q1. Are you assuming any uptick in operating expenses, because if I were to plug in a similar type of gross margin, I would come up with a higher EPS number. So if I were to take it mid-range to the guidance, is that assuming some uptick in operating expenses?

Ken Mueller - SafeNet — CFO

     Yes, we are hiring some other sales people as we mentioned a little bit earlier. We hired some people in Q4 in the sales organization like Steve, the worldwide sales officer just joined. So we do have some uptick but again it’s all in building the sales engine piece, which will cause expenses to go up.

Michael Tieu - Southwest Securities, Inc. — Analyst

     Okay, and then also on the other income line, how should we model that? In the last 3 quarters, it’s been going down, but obviously, I guess you could remind us the components of that and then maybe give us a sense of how we should model that.

Ken Mueller - SafeNet — CFO

     Sure, the major swing in there is you have FX in there, foreign exchange. And so that was a couple hundred thousand higher than last quarter. But it’s real simple, it’s really the interest income we did on the cash and FX. I mean those are the 2 components, so I think as the dollar solidifies and goes up in the first half of this year if that happens, then you’ll see it swing back another hundred or 2, but that’s really about the only swing you’re going to see.

Michael Tieu - Southwest Securities, Inc. — Analyst

     Okay, and then if I were to step back on the annual guidance, what are your assumptions as to when would you hit the low end of the guidance? And then what would have to happen for you to hit the high end of the guidance besides the macro environment?

Ken Mueller - SafeNet — CFO

Well, for example you’re saying what would cause us to go to the high side?

Michael Tieu - Southwest Securities, Inc. — Analyst

Yes, I mean you gave a wide range of $2.55 to $2.75 so —

Ken Mueller - SafeNet — CFO

     So I guess I’d go back to a lot of the things that Tony and Carole talked about, especially Carole on the product side. As you know, we introduced the SONET product. We had some really great customer wins in ’04. We have a really nice pipeline in ’05. We certainly didn’t count on all that to hit. If that really starts to take off, that could be a nice uptick. We’re counting on crypto-modernization to not really be a big revenue driver for this year because the product should come out in the second half. If we get a bigger order than expected, that could be another driver. As we have somebody new in charge of worldwide sales, and as we get more focused regionally on cross selling and account management, we could have some upsides there.

So I think there are quite a few potentials, plus we have the other key initiative that Tony mentioned, which is the borderless product release that’s coming out next month. So I think there are a lot of exciting possibilities to get us to the upside.

Michael Tieu - Southwest Securities, Inc. — Analyst

     Right, and briefly following up on that borderless security Tony, how do you help us understand the differentiation perhaps in that space? We do hear from quite a few large vendors that are talking about an identity management, or if they didn’t quite have a strong Q4 in their clear-dress [ph] business, whereas we also hear about IBM, CA, and Sun competing in that space. Help us understand how you differentiate in that competitive environment.

Tony Caputo - SafeNet — Chairman & CEO

     I think we differentiate it in several ways Michael. First, the authentication tokens that we are providing are new-generation products versus the older generation products. There are several indicators of preference for the new generation, including the IDC reports which have compound annual growth rate for USB tokens of about 55 percent, and for older-generation, first-generation tokens some number in the high teens. I don’t remember the exact one.

Second, we’re seeing significant customer demands for USB tokens in the last 2 weeks, within the last 2 weeks. I was at a major

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Final Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

financial institution considering replacing their installation of first-generation tokens, and they have several hundred thousand of those tokens deployed.

Michael Tieu - Southwest Securities, Inc. — Analyst

     Okay.

Tony Caputo - SafeNet — Chairman & CEO

     Carole talked about a large worldwide financial institution that is going to be a multi-million dollar customer for us, multi-million per year over the next several years, and that customer is buying both tokens and our high-security appliances.

I think the essence of our differentiation is the ability to bring together in one solution modern, next-generation tokens, a fully-integrated password-management system, single sign-on, and a server capability as well as the encryption to protect the path between the user and the destination point, be it a network, a device, or an application. It’s a very, very new space, and as I mentioned in my remarks, we are working very closely with customers. This is not something we have dreamed up, and we’re very excited about it.

Michael Tieu - Southwest Securities, Inc. — Analyst

     Okay, and lastly USB token, there was an announcement by RSA and Aladdin that RSA would pay licensing agreement to the patent by Aladdin. Would that impact your USB token offering?

Tony Caputo - SafeNet — Chairman & CEO

     No, that patent covers the combination of a smart-card chip and a USB chip in a single token, and we have a technical solution to go around that.

Michael Tieu - Southwest Securities, Inc. — Analyst

     Okay, thank you.

Operator

     Erik Suppiger, Pacific Growth Equities.

Erik Suppiger - Pacific Growth Equities — Analyst

     Good afternoon. First of all, just on the SONET deal that you had in the quarter, can you comment as to how much of the current phase that you are doing of the deal that’s going on, was the bulk of that completed in the fourth quarter, in which case would expect SONET business to decline going into the March quarter? Or is there ongoing business that will enable that product line to continue growing?

Carole Argo - SafeNet — President & COO

     I’m not sure if it’s going to be exactly the same amount that we had in the fourth quarter. But we do expect some pretty sizable rollouts from this existing customer, plus additional opportunities in the first quarter.

Erik Suppiger - Pacific Growth Equities — Analyst

Okay, so the outlook there is still very encouraging?

Carole Argo - SafeNet — President & COO

     Very encouraging.

Tony Caputo - SafeNet — Chairman & CEO

     And I would add to that that the ramp in this product is just amazing. It really should not have been as great as it was in Q4 based upon my history of introducing new products. So I think we’re just off to a terrific start.

Erik Suppiger - Pacific Growth Equities — Analyst

     Secondly, I’m sorry if I missed it but was the Sentinel product line, did you get to your $50 million run rate in the December quarter?

Tony Caputo - SafeNet — Chairman & CEO

     We didn’t quite make it. We will make it this quarter. We made a conscious decision, as you heard to move toward subscription in software licensing. Had we not done that, we would have been way over that rate.

Erik Suppiger - Pacific Growth Equities — Analyst

     Okay, and then lastly what contribution was Datakey and what should we assume that, what factored into it for the year 2005 guidance?

Ken Mueller - SafeNet — CFO

     Really that’s part of the borderless solution. We don’t really look at it like that. I mean, it’s part of what we’ll be selling in borderless and what we have in our total plan.

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SFNT — Q4 2004 SafeNet Earnings Conference Call

Erik Suppiger - Pacific Growth Equities — Analyst

     Any comment as to what it was in the December quarter.

Ken Mueller - SafeNet — CFO

     Not really, it wasn’t really that significant.

Erik Suppiger - Pacific Growth Equities — Analyst

     Okay, thank you very much.

Operator

     Matt Robison, Ferris, Baker Watts, Inc.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     Good evening, can you comment on the growth of digital rights-management both sequential and year-over-year? Also a little color on book-to-bill? And then I’ll have a follow up.

Ken Mueller - SafeNet — CFO

     The only comment that I think we have on that Matt is that digital-rights management grew year-over-year for the full year double-digit rates. And we just do not have book-to-bill information.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

On the sequential growth, that DRM is still an embedded, right?

Ken Mueller - SafeNet — CFO

     Yes, it’s embedded.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     Would you care to give us the color on whether it grew, how it grew relative to the embedded, the sequential growth of embedded, which was 8 percent?

Ken Mueller - SafeNet — CFO

     It grew around the same number. It was in single digits.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

What was the GAAP operating cash flow?

Ken Mueller - SafeNet — CFO

     We don’t’ have that yet.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     Okay, thank you.

Operator

     Joe Craigen, Needham & Company.

Joe Craigen - Needham & Company — Analyst

     Hi guys. This is actually Candy [ph] sitting in for Joe Craigen. Sounds like your Asia-Pacific business has been growing. Could you maybe break out the international component and give us a sense of what’s happening in terms of trends?

Ken Mueller - SafeNet — CFO

     Well, we gave the breakdown in total. We don’t break out what the amount is between Europe and Asia. That’s something we can consider in the future, but overall the business for the year in ’03 was less than 10 percent in international. And now it’s for the year 23 percent international. So it’s picked up quite a bit. Our overall goal is to continue driving that international business up. Our ultimate goal if to get it to about a 40 percent of revenue.

Joe Craigen - Needham & Company — Analyst

     Okay, and you mentioned a product that shipped late contributing to your DSOs. Could you tell us what product that was, what kind of product that was?

Carole Argo - SafeNet — President & COO

     The product was our SONET, our OC-192, a new product. And this again, it’s a new product. It really is emerging technology. The suppliers that basically are making the optical receivers are really putting in cutting-edge technology. And they’re getting the suppliers ramped up in providing this type of product. So that’s really what created the lag, specialized suppliers for the optical receivers on this product.

Joe Craigen - Needham & Company — Analyst

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SFNT — Q4 2004 SafeNet Earnings Conference Call

     Okay, and finally could you give us deferred revenue number?

Ken Mueller - SafeNet — CFO

     I’m sorry?

Joe Craigen - Needham & Company — Analyst

Do you have a number for the deferred revenues, what was that this quarter?

Ken Mueller - SafeNet — CFO

     I think it was about $1 million.

Joe Craigen - Needham & Company — Analyst

     Okay, thank you very much.

Operator

     Sean Jackson, Avondale Partners.

Sean Jackson - Avondale Partners — Analyst

     Yes, good evening. I wonder if we could go down a little on the crypto program progress. You mentioned you had $25 million in deals thus far. What exactly are those for?

Tony Caputo - SafeNet — Chairman & CEO

     Some of it was product development, and about $10 million of it is product. Most of that $10 million is in backlog. So specifically the product is the key-management modules, for which we had received orders from the U.S. Air Force under crypto-mod.

Sean Jackson - Avondale Partners — Analyst

     Okay, and you mentioned that you had a new product coming out that is expected to be certified by the third quarter. Can you kind of explain the timeline on how this is going to work? You have the product to certify, and then from that point, what exactly happens?

Tony Caputo - SafeNet — Chairman & CEO

     Once it’s certified, they can order it, we can ship it, bill it, collect the money.

Sean Jackson - Avondale Partners — Analyst

How long does that usually take?

Carole Argo - SafeNet — President & COO

     It’s really not that long of a sales cycle because we can take, it’s basically evolution-existing product Sean, so we can take that product now and basically bring it to our customer. And it’s just a matter of getting that approved for government sale. So the product is really there, but we have to go through the approval process. So it’s not a really long sales-cycle.

Sean Jackson - Avondale Partners — Analyst

So the customer has already been identified? You don’t have to — ?

Carole Argo - SafeNet — President & COO

     Yes.

Tony Caputo - SafeNet — Chairman & CEO

     I think it’s quite likely that we will have orders for the product before it’s certified. That’s the way it typically works in this business.

Sean Jackson - Avondale Partners — Analyst

     Okay, but you did say you don’t expect a whole lot in ’05 from the crypto rollout. I guess I’m just trying to —.

Tony Caputo - SafeNet — Chairman & CEO

     Right, we expect them to start ordering production quantities and go through a ramp. And at the start, we’ll either be in Q3 or A4.

Sean Jackson - Avondale Partners — Analyst

     Okay, and are the production quantities, are they I mean any idea of the scope of these? Is it bigger than the things you’ve shipped thus far with this project, or is it a similar size?

Tony Caputo - SafeNet — Chairman & CEO

You’re referring to the production orders that we’ve received so far?

Sean Jackson - Avondale Partners — Analyst

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SFNT — Q4 2004 SafeNet Earnings Conference Call

     Correct.

Tony Caputo - SafeNet — Chairman & CEO

     I think it’s safe to say that we expect the production orders that we have received so far will be a small part of the overall project.

Sean Jackson - Avondale Partners — Analyst

     Okay, so the production orders you receive because of the product should be substantially more than the ones you’ve seen thus far.

Tony Caputo - SafeNet — Chairman & CEO

     Yes, that’s correct.

Sean Jackson - Avondale Partners — Analyst

     Okay, and also just on the expense side again, and you said looking at your guidance at the mid-points it looks like the operating margins are going to decrease, especially if you look at the last couple of quarters of this year. I’m just trying to get a handle on — your sales and marketing is going to increase. What about R&D? There was a substantial increase in the fourth quarter. Was that mostly Datakey?

Tony Caputo - SafeNet — Chairman & CEO

     What I think you’ll see Sean is that as we go through the year, there’s a trending up of operating margins in EPS because as Ken said earlier, revenue tends to increase 55 percent, we’re projecting 55 percent of the revenue to come in the second half of the year while expenses are relatively flat. So early in the year, operating margins and EPS as a percentage, or earnings as a percentage of revenue are going to be lower than they will be in the second half of the year. This is entirely consistent with out history.

Sean Jackson - Avondale Partners — Analyst

     Okay, all right, thanks.

Operator

     Chris Russ, Wachovia Securities.

Chris Russ - Wachovia Securities — Analyst

     Yes, hi, I just had a question about the $8.1 million of integration cost. I think the $0.44 is a proforma number that excludes that $8.1 million, which works out to about $0.20 after tax. Are all these — I’m just trying to — what comprises this $8.1 million? Is it all related to Datakey because that was a fairly small acquisition, or was it related to Rainbow, because that closed back in March of ’04? I’m just trying to understand what’s in that $8.1 million because I think it’s all cash related because it did impact the cash balances this quarter.

Ken Mueller - SafeNet — CFO

     Some of it is Datakey, but a lot of it as I mentioned we had a branding of the new Company that we wouldn’t have had if we were a stand-alone Company, which is part of that cost, which is very substantial. There are still some various other people that we’re still, part of integration that we’re rolling off in Q4, and just various other costs like that all related to costs we wouldn’t have occurred if we were a stand-alone SafeNet Company. So there’s a whole list of items.

Chris Russ - Wachovia Securities — Analyst

Okay, so a big portion I guess was the branding or marketing costs?

Tony Caputo - SafeNet — Chairman & CEO

     Right, there was branding. There was also infrastructure. We rolled out regional operation centers, and we rolled out a new ERP system because the 2 companies had different ERP systems.

Chris Russ - Wachovia Securities — Analyst

Okay, but why should those be excluded from EPS?

Ken Mueller - SafeNet — CFO

     If you have costs that are related to an acquisition that you wouldn’t have had otherwise. This is not going to be an ongoing cost. This is what it cost to integrate the Company.

Chris Russ - Wachovia Securities — Analyst

     Right, okay.

Ken Mueller - SafeNet — CFO

     And then you don’t count all those as far as —.

Chris Russ - Wachovia Securities — Analyst

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SFNT — Q4 2004 SafeNet Earnings Conference Call

     But the marketing costs are kind of an ongoing expense, right?

Ken Mueller - SafeNet — CFO

     Well, you wouldn’t have branded the Company a new SafeNet that had several other product categories compared to what we would have ever done. We did general marketing, and certainly we still have a lot of other marketing expenses that aren’t taken out. These are just specific to the branding of the Company.

Carole Argo - SafeNet — President & COO

     Right, and not only that, it’s registering domains, it’s all new literature, new signs, everything that ends up rolling out towards branding the name. Your collateral changes completely.

Chris Russ - Wachovia Securities — Analyst

     Okay, all right.

Carole Argo - SafeNet — President & COO

     We’ll have those costs ongoing no doubt. But we won’t have — now what we have to do is throw everything away and start new with these items.

Tony Caputo - SafeNet — Chairman & CEO

     Chris it’s very similar to a number of projects that have gone on at Wachovia where they acquire a regional bank, and then the next week I drive by I see a temporary cover over the bank sign with a new name on it. And a month or 2 or maybe 6 months later, there’s a brand new sign on every one of the bank branches. It’s the same process.

Chris Russ - Wachovia Securities — Analyst

     Okay, so it’s like one-time in nature is what you’re saying.

Tony Caputo - SafeNet — Chairman & CEO

     That’s right, it really is one-time in nature.

Chris Russ - Wachovia Securities — Analyst

     Okay, all right, thank you.

Operator

     (OPERATOR INSTRUCTIONS). Craig Nankervis, First Analysis Securities.

Craig Nankervis - First Analysis Securities — Analyst

     Thanks, good afternoon. Nice quarter.

Tony Caputo - SafeNet — Chairman & CEO

     Thank you.

Craig Nankervis - First Analysis Securities — Analyst

     Tony can you talk any more, provide any more color about the cryptographic modernization and your comments about partnering with communication companies and how that’s going to give you a broader cut at the program? Is that a broader potential take for SafeNet itself as you join with these partners? Or can you comment on this further?

Tony Caputo - SafeNet — Chairman & CEO

     Well first of all Craig, I said we were partnering with commercial companies. I didn’t say communication companies.

Craig Nankervis - First Analysis Securities — Analyst

     My mistake.

Tony Caputo - SafeNet — Chairman & CEO

     But I think in a general sense thinking of something like OEM relationships only a much more significant relationship is what we are talking about. And the reason that we raised this is this is the first time where we saw that the crypto-mod program could go beyond a relatively small number of vendors who are in the community today. And some of these commercial companies have significant reach. So we think that this may be a significant add to our revenue in this area, and we felt that we had a responsibility to point that out.

Craig Nankervis - First Analysis Securities — Analyst

     And moving over to the digital-rights management, maybe this is a question for Carole or whoever, can you walk through, the win that you announced today, it seems to, you seem to be introducing a new offering here. Is that what I’m seeing? You’re going after the lower end portion of the market. What does that imply for the offerings that you have in the rights-management business?

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Final Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

Carole Argo - SafeNet — President & COO

     And we are, because as we know to grow the business, there are different market segments that we haven’t even pursued. And we’ve always been after the high value software companies. But the majority, or the bulk of the piracy as we pointed out is really happening at the lower-end consumer. And what consumers don’t want to do is that they can’t afford to integrate really a hardware key into their product offering. So basically, it is, this is a new offering. You’ll see more of a rollout, more marketing announcement related to our approach to addressing the consumer market.

We started really, whenever we roll out a product we try to find a key account that is representative of success in the new market. Tally happens to be a perfect account. They’re located in India, which is where a significant amount of the piracy happens. And we have a customer, and it’s really based on our license-management platform, and we have a customer who serves the low-end market, that sees the value of doing this and is using SafeNet as its basic security offering in its product.

Craig Nankervis - First Analysis Securities — Analyst

     And do you already have Carole a pipeline of other sort of consumer-level developers that you’re talking with? Is that what I would understand?

Carole Argo - SafeNet — President & COO

     Well yes, of course. I mean, that’s exactly what we do when we target a market. We would do that. Tally happens to be an early success for us. Part of that is that we have had a relationship with Tally before, so it’s easier because they understand the value of SafeNet already. But yes, there are absolutely other consumer-oriented customers that we are working on.

Tony Caputo - SafeNet — Chairman & CEO

     If you think about it, the manufacturers of higher-priced software, like the CAD-CAM software for example, pretty well protect their products today. They can afford to add a token device, and as I’m sure you well know, we are essentially tied for number one position with our main competitor. And between us, we’re doing a pretty good job of protecting that high-end of the market.

Now, our marketing efforts allowed us to grow the business this year, and we think we’ll grow faster next year. But I bet our competitor thinks the same thing. So we look at the market, and we say, “Well, where are our opportunities to grow?” And we see the fact that despite the fact that we and our competitor do a good job in high-priced software, there’s still $29 billion of piracy taking place. And it’s all in the low-priced software, the consumer software.

So we’ve been looking for a way to enter that market with an offering that would really help the independent software vendors. And what we’re doing is using SafeNet’s history of providing strong software-based security. You think, for example, of our version of our VCM software, which was licensed by the U.S. Government for some very sensitive applications. Obviously, we can deliver very strong software security. We’re using that capability to open a new market segment.

Craig Nankervis - First Analysis Securities — Analyst

     All right, thank you. One quick one on the authentication side. There is a Government mandate for smart-card based physical and logical access to be rolled out at all Government departments. Can you talk about SafeNet’s play there, especially I think it would be via Datakey and how you’re pursuing that?

Tony Caputo - SafeNet — Chairman & CEO

     Yes, in fact we almost talked about this in — we’re kind of laughing here because the script I was reading from was written by one of our folks here had a reference to that Presidential directive in it, and we took it out, or I took it out so that we could portray that this new offering goes beyond Government.

But this is certainly in our target site, and the specific Presidential directive requires the use of smart-card. We have smart cards at this point in time as a result of the Datakey acquisition. They will be part of the borderless initiative, and Carole mentioned an important customer shipment of 35,000 tokens in Q4 to the U.S. Department of State. That was all smart card, and in fact it’s both smart card and biometrics. So we have both capabilities today. We’re very, very well positioned there.

Craig Nankervis - First Analysis Securities — Analyst

     Thanks Tony.

Operator

     Matt Robison, Ferris, Baker Watts, Inc.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

Hi, did the supply issue, did that hold up all of your encryption products?

Carole Argo - SafeNet — President & COO

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Final Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

     No it didn’t.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     How did you do — about 3 months ago you said you probably did about $9/5 or $10 million in those products in the fourth quarter. How did you come out relative to that?

Carole Argo - SafeNet — President & COO

     Well, we did not ship $9.5 million. We s hipped a much smaller number.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     Your DSO would have been flat if your receivables had been $9 million lower, so what were the other issues for your DSO being up?

Ken Mueller - SafeNet — CFO

     Well, that’s predominantly the reason, and the other Government business that we did a lot of.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     Well, it couldn’t have been predominantly the reason if you shipped well under $9.5 million, the difference was $9 million. So other Government was the other reasons?

Carole Argo - SafeNet — President & COO

     Well, there are several $1 million deals that are in there Matt, and I think that if you look Q3 and Q4 for us generally happen to be back-end loaded businesses in items that we ship in the last month.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

Did you have any percentage completion jobs in the quarter?

Carole Argo - SafeNet — President & COO

     We had a — well MIKO is always on a percentage of completion job.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     And I also wanted to ask you Tony if you could talk a little bit about the value proposition that SONET product gets you into since it’s crossing over into the commercial space, and it seems to have a pretty short sale cycle on a reasonably quick ramp.

Tony Caputo - SafeNet — Chairman & CEO

     I think the value proposition is really straightforward Matt. The SONET protocol is used on fiber-optic networks, which Government and large enterprises are using increasingly today to transmit large amounts of data, which in general they would think of as crown jewels, data from headquarters to other major locations or to the main data center or main data centers to backups or Sunguard. So very large amounts of data that’s very important to the customer.

And prior to the availability of our SONET product, the only way the customer could protect it would be to encrypt at the IP level. And that encryption adds very significant overhead. So customers were either accepting the overhead burden, which would not be unusual to be as high as 40 percent overhead, or they were leaving that data unencrypted. And now they have a way to encrypt it in a very efficient and cost-effective manner. That overhead translates into higher data-com costs for the customer. They have to buy more bandwidth from the carrier.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

So in a sense, you say you’re substitution layer-3 ports on routers?

Tony Caputo - SafeNet — Chairman & CEO

     Yes.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     Okay, thank you.

Tony Caputo - SafeNet — Chairman & CEO

     In fact, one of the announced customers, Fifth Third Bank, had a Gartner presentation, recently presented their case study, and the case study is as follows: they first were communicating over an IP network using router-based encryption. And they couldn’t afford the overhead because it was driving up their data-com costs. So they went to level-2, our product.

Matt Robison - FerrisBaker Watts, Inc. — Analyst

     Thank you Tony.

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Final Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

Tony Caputo - SafeNet — Chairman & CEO

     You’re welcome.

Operator

     Jacob Gold, Gold Venture Group.

Jacob Gold - Gold Venture Group — Analyst

     Hi Tony and Carole. Just a quick question, sounds like you had a great quarter, and 2005 looks fantastic. I think the only surprise might have been these costs related, you mentioned about the branding. I’m just curious, and it sounds like a simple question, the stock is roughly down about 9 percent today. Are people not understanding the greatness or the great numbers, or what am I missing here?

Tony Caputo - SafeNet — Chairman & CEO

     I can’t comment on why the stock is down. The numbers are within guidance, the accounting treatment is the same accounting treatment that we have always used for acquisitions. It’s the proper way to account for one-time charges.

Jacob Gold - Gold Venture Group — Analyst

     Right, just to be clear, the GAAP numbers, it was $1.3 million and 5 percent per diluted share for this quarter, is that correct?

Tony Caputo - SafeNet — Chairman & CEO

     That’s right.

Jacob Gold - Gold Venture Group — Analyst

And last year the GAAP numbers were what?

Tony Caputo - SafeNet — Chairman & CEO

     Four point 3 million, and $0.31 per diluted share.

Jacob Gold - Gold Venture Group — Analyst

     Gotcha, okay thank you so much Tony.

Operator

     David Schneider, Hoover Investment Management.

David Schneider - Hoover Investment Management — Analyst

     Hi, as far as the Government, the product cycle on the encryption at the outset of the call you mentioned that the ramp up for the product cycle was going to start late 2005, but you did have $25 million in revenues already. So I’m just trying to reconcile something new starting, and if it’s not going to start until the end of this year, then why, it doesn’t seem to match with why you’re doing it now.

Tony Caputo - SafeNet — Chairman & CEO

     Why would we have $25 million in orders when the program really hasn’t reach production phase yet, right?

David Schneider - Hoover Investment Management — Analyst

     Maybe I’m just splitting hairs on terminology here.

Tony Caputo - SafeNet — Chairman & CEO

     No, the orders are related to the program. These Government programs, these large Government programs go through several phases. In general think of them as a development phase and then production phase. About two-thirds of the orders that we have received already came from the development phase, and the remainder from early production orders.

     We expect volume production orders to start in the second half of this year.

David Schneider - Hoover Investment Management — Analyst

     On the restructuring charges, roughly $8.1 million, do you have any rough idea on how that would drop sequentially through 2005 quarters?

Tony Caputo - SafeNet — Chairman & CEO

Ken , the question is how much do we expect in Q1 and then how about after that, just roughly?

Ken Mueller - SafeNet — CFO

     Well, the last estimate is $2 to $4 million, and that should be all of the costs from these acquisitions that happened in ’04. That would be predominantly Q1 only.

David Schneider - Hoover Investment Management — Analyst

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© 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

SFNT — Q4 2004 SafeNet Earnings Conference Call

     Okay, because this is just my opinion that it gets to a quality of earnings issue so that the sooner you get all that behind you, the better. I’m sure you guys go with that too.

Tony Caputo - SafeNet — Chairman & CEO

     Yes.

David Schneider - Hoover Investment Management — Analyst

     Okay, great thanks.

Operator

     And there are no further questions. I will now turn it over to Mr. Tony Caputo for closing remarks.

Tony Caputo - SafeNet — Chairman & CEO

     Thank you ladies and gentlemen. We thank you for your interest in our Company, and we look forward to speaking with you on our next conference call. Have a good evening.

Operator

     Thank you for your participation in today’s conference. This concludes the presentation, and you may now disconnect.

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